UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2011

Cintas Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

Cintas Corporation (the “Company”) held its annual meeting of shareholders on October 18, 2011, at which the following matters were submitted to a vote of shareholders:

Item No. 1:    Election of nine directors:

Name	Shares For	Shares Against	Abstentions	Broker Non- Votes
Gerald S. Adolph	97,248,607	643,759	34,507	6,242,661
Melanie W. Barstad	97,215,229	682,715	28,929	6,242,661
Richard T. Farmer	95,088,872	2,808,664	29,337	6,242,661
Scott D. Farmer	96,620,683	1,277,088	29,102	6,242,661
James J. Johnson	97,174,724	716,729	35,420	6,242,661
Robert J. Kohlhepp	95,197,268	2,698,700	30,905	6,242,661
David C. Phillips	69,887,953	28,007,609	31,311	6,242,661
Joseph Scaminace	95,351,264	2,544,214	31,395	6,242,661
Ronald W. Tysoe	90,142,370	7,750,149	34,354	6,242,661

Item No. 2:    Advisory resolution on named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
88,443,070	7,229,833	2,253,970	6,242,661

Item No. 3:    Advisory vote on the frequency of shareholder votes on named executive officer compensation:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
90,478,383	144,740	5,089,612	2,214,138	6,242,661

In accordance with the shareholders’ recommendation, the Company has determined that an advisory vote on the compensation of the named executive officers of the Company will be conducted every year, until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.

Item No. 4:    Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.

For	Against	Abstain
103,414,335	719,830	35,369

Item 8.01.      Other Events.

On October 18, 2011, the Board of Directors of the Company approved a new $500 million share repurchase program. Under the new share repurchase program, the Company may purchase its common shares from time to time in open market purchases or privately negotiated transactions and may make all or part of the purchases pursuant to accelerated share repurchases or Rule 10b5-1 plans.  The number of shares to be repurchased and the timing of the purchases, if any, will be determined at the discretion of the Board and may be discontinued at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: October 20, 2011	By:	/s/ William C. Gale
William C. Gale
Senior Vice President and Chief Financial Officer

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